Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-169689, 333-162719 and 333-153475) and Registration Statement on Form S-8 (No. 333-167260, 333-164865, No. 333-156733, No. 333-126276, No. 333-134598, and No. 333-143130) of Threshold Pharmaceuticals, Inc. of our report dated March 24, 2011 relating to the consolidated financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

San Jose, California

March 24, 2011